Exhibit 99.3

POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints Frederick C. Wasch signing singly, the undersigned's true and lawful attorney-in-fact to:

1.            Execute for and on behalf of the undersigned all documents relating to the business of Raging Capital Management, LLC, Raging Capital Fund, LP and Raging Capital Fund (QP), LP, including, but not limited to, all filings with the Securities and Exchange Commission, any stock exchange and any other regulatory, administrative or similar authority, and all memoranda, correspondence, communications or the like, except that such attorney-infact shall have no power to execute any document that has the effect of creating a financial commitment or financial obligation of Raging Capital Management, LLC, Raging Capital Fund, LP or Raging Capital Fund (QP), LP or their affiliates.

2.           Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such document with the appropriate authority.

3.           Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-infact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with any rules or regulations including federal securities laws.

This Power of Attorney shall remain in full force and effect until December 31, 2012 unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneyin-fact.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this lst day of September, 2011.

Raging Capital Fund, LP

By:	Raging Capital Management, LLC General Partner

By:	William C. Martin Managing Member

Raging Capital Fund (QP), LP

By:	Raging Capital Management, LLC General Partner

By:	William C. Martin Managing Member

Raging Capital Management, LLC

By:	William C. Martin Managing Member

/s/ William C. Martin
William C. Martin

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints William C. Martin and Frederick C. Wasch, or either of them, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Resource America, Inc. (the “Company”) directly or indirectly beneficially owned by Raging Capital Fund, LP or any of its affiliates (collectively, the “Raging Capital Group”) and (ii) any proxy solicitation of the Raging Capital Group to elect the Raging Capital Group’s slate of director nominees to the board of directors of the Company at the 2012 annual meeting of stockholders of the Company (the “Solicitation”).  Such action shall include, but not be limited to:

1.           executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the Raging Capital Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

2.           executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

3.           executing for and on behalf of the undersigned all Joint Filing and Solicitation Agreements or similar documents pursuant to which the undersigned shall agree to be a member of the Raging Capital Group;

4.           performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5.           taking any other action of any type whatsoever in connection with the Solicitation, including entering into any settlement agreement, that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Raging Capital Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of November 2011.

/s/ Robert L. Lerner
ROBERT L. LERNER